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                                                                    EXHIBIT 23.9

                         CONSENT OF MICHAEL E. PULITZER

  The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Hearst-Argyle Television, Inc. upon the consummation of the Merger (as defined in the Joint Proxy Statement/Prospectus contained in this Registration Statement).

                                                  /s/ Michael E. Pulitzer
                                          Signature: __________________________

Date: February 11, 1999